As filed with the Securities and Exchange Commission on November 25, 1997

                                                 Registration No. 333-_____



                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM S-3

                        REGISTRATION STATEMENT
                                 under
                      THE SECURITIES ACT OF 1933


                     FIRST COMMERCIAL CORPORATION
        (Exact name of registrant as specified in its charter)

              Arkansas                           71-0540166
  (State  or  other  jurisdiction           (I.R.S. Employer
   of incorporation or organization)       Identification No.)

         400 West Capitol Avenue, Little Rock, Arkansas 72201
                            (501) 371-7000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                 Barnett Grace, Chairman of the Board
                     First Commercial Corporation
                        400 West Capitol Avenue
                     Little Rock, Arkansas  72201
                            (501) 371-7000
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               Copy to:


                         John Clayton Randolph
                       Friday, Eldredge & Clark
                       400 West Capitol Avenue
                              Suite 2000
                   Little Rock, Arkansas 72201-3493

     Approximate date of commencement of proposed sale of the securities to the public:

     From  time  to   time  after  the  effective  date  of   this
     Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or
     interest reinvestment plans, check the following box.   X

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.


                    CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------
Title of Each          Amount      Proposed Maxi-  Proposed Maxi-  Amount of
Class of Securities  to be Regis-  mum Offering    mum Aggregate  Registration
to be Registered      tered        Price Per Unit  Offering Price     Fee
                         (1)           (2)                (2)
------------------------------------------------------------------------------
Common Stock,
par value $3.00
per share . . . .      264,228       $49.5625      $13,095,800.25   $3,968.42
-----------------------------------------------------------------------------

(1)   Each share includes one preferred share purchase right.
(2) Calculated pursuant to Rule 457(c) on the basis of the average of the high and low reported sales prices on the Nasdaq National Market on November 19, 1997.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states
      that this  registration  statement   shall  thereafter  become
      effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

    INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                                        Subject to Completion
                                                            November 25, 1997


                            264,228 SHARES

                    FIRST COMMERCIAL CORPORATION

                             COMMON STOCK
                              __________

     The 264,228 shares of Common Stock being offered hereby (the "Shares") are being sold by the Selling Shareholders. See "Selling Shareholders." The Company will not receive any of the proceeds from the sale of the Shares. The Shares will be offered by the Selling Shareholders directly in negotiated transactions or otherwise at market prices prevailing at the time of the sale, at prices relating to such prevailing market prices or at prices otherwise negotiated. The Selling Shareholders have advised the Company that in addition to selling the Shares for their own account, the Shares may also be offered by their pledgees, donees, trustees or other successors in interest. The accompanying prospectus supplement sets forth the offering price and any other terms in connection with the offering and sale of the Shares.

     Prices for the Common Stock of the Company are quoted on the Nasdaq National Market under the symbol "FCLR." On November 24, 1997, the last reported sale price of the Common Stock quoted on the Nasdaq National Market was $49.375. See "Price Range of Common Stock and Dividends."
                              __________

     THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE SAVINGS ASSOCIATION
     INSURANCE FUND OR THE BANK INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION.

                              ----------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 ==================================================================

               The date of this Prospectus is        , 1997.

                          [Inside Cover Page]

          No person has been authorized in connection with the offering made hereby to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or by anyone in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus at any time nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of a date subsequent to the date hereof.

                         AVAILABLE INFORMATION

          First Commercial Corporation (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the
     Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Additionally, such material  may  be  accessed  at  the  Commission's  Web  site
     (http://www.sec.gov).

          The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.
                              __________

            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents, or the indicated portions thereof, filed with the Commission by the Company (File No. 0-9676), are incorporated in this Prospectus by reference:

               (a)   Annual  Report on  Form 10-K  for the  fiscal
     year ended     December 31, 1996;

                     [Inside Cover Page Continued]


               (b)  Quarterly  Reports   on  Form   10-Q  for  the
          quarterly periods ended March 31, 1997, June 30, 1997 and September 30, 1997.

               (c) The description of the Company's common stock contained in the Registration Statement on Form 10 filed April 30, 1981 and any amendment or report filed for the purpose of updating such description; and

               (d) Registration Statement on Form 8-A for the preferred share purchase rights as filed on January 9, 1991.

          All other  documents filed  by the  Company pursuant  to
     Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares hereby shall be deemed to be incorporated by reference and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents incorporated herein by reference, other than the exhibits to such information (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Mr. J. Lynn Wright, Chief Financial Officer, First Commercial Corporation, Post Office Box 1471, Little Rock, Arkansas 72203, telephone (501) 371-7000.
                              __________

                              THE COMPANY

          First  Commercial  Corporation  (the  "Company")   is  a
     multi-bank holding company headquartered in Little Rock, Arkansas. The Company currently owns 17 commercial banking institutions in the State of Arkansas, seven in the State of Texas, one in each of the States of Louisiana and Tennessee, and a 50% interest in each of two commercial banking institutions in Oklahoma. All of the Company's bank subsidiaries offer a broad range of traditional commercial and consumer banking services to the markets and communities they serve. Certain subsidiary banks additionally offer trust and fiduciary services and discount brokerage services. Collectively, the Company's bank subsidiaries are sometimes referred to in this Prospectus as the "Subsidiary Banks." The Company had total consolidated assets of approximately $6.6 billion, total consolidated deposits of approximately $5.7 billion, and total consolidated shareholders' equity of approximately $627 million as of September 30, 1997.

          The Company's largest subsidiary is First Commercial Bank, N.A. At September 30, 1997, First Commercial Bank had total assets of approximately $1.8 billion and total deposits of approximately $1.5 billion. Based upon total assets at September 30, 1997, First Commercial Bank is the largest Arkansas-based bank, and its offices are located within Pulaski County, the most populated county of Arkansas, adjacent Lonoke County, and Grant County.

          First Commercial Trust Company, N.A., a subsidiary of the Company, provides trust services through offices located in ten of the Arkansas Subsidiary Banks. First Commercial Mortgage Company, a subsidiary of First Commercial Bank, N.A., offers first mortgage loans and performs mortgage loan servicing operations. First Commercial Investments, Inc., also a subsidiary of First Commercial Bank, N.A., offers a full line of taxable and tax-exempt fixed income investments, as well as mutual fund products.

          The Company plans to continue to grow through a combination of quality service to customers in existing markets and such acquisitions as may complement the Company's organizational structure. The Company's focus is on retail and corporate customers in its primary market areas. The key operating strategy of the Company is to maximize the quality of service in local markets by placing authority for local market decisions in the hands of affiliate managers, while providing corporate level guidance, control and review to ensure local managerial accountability.

          The Company is incorporated under the laws of the State of Arkansas. The executive offices of the Company are located at 400 West Capitol Avenue, Little Rock, Arkansas 72201. Its telephone number is (501) 371-7000.


                    USE OF PROCEEDS BY THE COMPANY

          The Company will neither receive any proceeds from the Shares being offered by the Selling Shareholders, nor will any such proceeds be available for use by it or for its benefit.

               PRICE RANGE OF COMMON STOCK AND DIVIDENDS

          The Company's common stock is traded in the over-the-counter market and reported on the Nasdaq National Market under the symbol "FCLR." The following table shows for the periods indicated the high and low bid prices of the common stock as reported on the Nasdaq National Market and the cash dividends declared per share of common stock.
                                                       Cash
                              High           Low      Dividend

     1995
          First Quarter       $20.67         $18.45    $.17
          Second Quarter       21.72          20.55     .17
          Third Quarter        23.94          21.41     .17
          Fourth Quarter       29.48          23.52     .19

     1996
          First Quarter       $29.70         $28.34    $.19
          Second Quarter       28.46          26.98     .19
          Third Quarter        31.30          26.53     .19
          Fourth Quarter       35.95          30.05     .23

     1997
          First Quarter       $39.89         $35.00    $.23
          Second Quarter       40.00          35.48     .23
          Third Quarter        46.08          38.81     .23
          Fourth Quarter       47.38          44.52     .28
           (through November 24, 1997)

          The information above has been retroactively adjusted to reflect a 7% stock dividend declared in November 1995, a 5% stock dividend declared in October 1996, and a 5% stock dividend declared in November, 1997, with a record date of December 15, 1997 and a payment date of January 2, 1998.

          A recent last reported sale price of the Company's common stock as reported on the Nasdaq National Market is set forth on the cover page of this Prospectus.

          The Company has paid consecutive quarterly dividends on its Common Stock since its formation in July 1983. Future dividends will depend upon future earnings, the financial position and cash requirements of the Company and such other factors as the Company's Board of Directors may deem relevant.

          The Company is restricted under the provisions of certain loan covenants in paying dividends (other than stock dividends) or retiring capital stock if the amount of such payments would exceed prescribed limits. Retained earnings in excess of earnings so restricted by these covenants and available for distribution totaled approximately $239 million at December 31, 1996.

          The Company's ability to pay dividends will depend primarily upon dividends and fees paid to it by its subsidiaries. Such payments must be consistent with the requirements and limitations of Federal and state banking laws, which, among other things, establish acceptable levels of capital that must be maintained.

                         SELLING SHAREHOLDERS

          On July 1, 1997, the Company acquired First Charter Bancshares, Inc. ("First Charter") and its wholly-owned subsidiaries, Charter State Bank, Beebe, Arkansas and Charter Mortgage & Investments, Inc. Shareholders of First Charter received, in the aggregate, 264,228 shares of the Company s common stock in exchange for the shares of common stock of First Charter held by them. The table below sets forth the name of each former stockholder of First Charter and the number of shares of Company common stock received by each of them in connection with the acquisition. Additionally, set forth beside each name in the following table is the number of shares of Company common stock to be offered by such individual pursuant to the offering described herein.

                                               NO. OF SHARES OF
                     NO.  OF SHARES OF       COMPANY COMMON STOCK
                   COMPANY COMMON STOCK      TO BE OFFERED PURSUANT
                    BENEFICIALLY OWNED          TO THIS OFFERING
                   --------------------      ----------------------
     NAME
     ----

     Lyndell E. Lay           163,774                  163,774

     Berniece C. Lay            4,721                    4,721

     Lay Children s
     Living Trust
     Berniece Lay,
     Trustee                   49,886                   49,886

     Phillip Lay                9,089                    9,089

     Michelle Lay               9,089                    9,089

     Mark Lay                   9,089                    9,089

     Eugene M. Holman, Jr.     18,580                   18,580


          Collectively, the former shareholders of First Charter are referred to herein as the Selling Shareholders. The Selling Shareholders have advised the Company that in addition to selling the Shares for their own account, the Shares may also be offered by their pledgees, donees, trustees or other successors in interest. Any such pledgee, donee, trustee or other successor in interest shall also be deemed to be a Selling Shareholder.

                         PLAN OF DISTRIBUTION

          The  Shares offered hereby are being sold by the Selling
     Shareholders   for   their  own   accounts.     See  "Selling
     Shareholders."

          The distribution of the Shares may be effected by the Selling Shareholders directly from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, and in a combination of such methods of sale or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with any sales through brokers or dealers, the brokers or dealers may receive compensation in the form of commissions from the Selling Shareholders.

          The Company shall pay all filing fees, expenses of complying with state securities or Blue Sky laws, fees and disbursements of counsel for the Company, and accountant's fees. The Selling Shareholders shall pay all underwriting fees and commissions incurred by them and all fees and disbursements of counsel for the Selling Shareholders.

                             LEGAL MATTERS

          The validity of the Shares offered hereby will be passed upon for the Company by Friday, Eldredge & Clark, Little Rock, Arkansas. Paul B. Benham III, a partner of Friday, Eldredge & Clark, beneficially owns, individually and through various retirement plans, 1,945 shares of First Commercial common stock.

                                EXPERTS

          The consolidated financial statements of the Company incorporated by reference in the Company's Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.



                                PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS


     Item 14.  Other Expenses of Issuance and Distribution.

          The following table sets forth the estimated expenses payable by the Company and the Selling Shareholders in connection with the offering described in this Registration Statement.

                                         Payable by
                                                         Selling
                              The Company
     Shareholders

     Securities and Exchange
      Commission
      registration fee        $ 3,968.42               $    ---
     Legal fees                25,000.00                    -0-
     Accountants' fees          3,000.00                    -0-
     Miscellaneous expenses     3,031.58                    -0-
                              ----------               --------
          Total               $35,000.00               $    -0-
                              ==========               ========


     Item 15.  Indemnification of Directors and Officers.

          Section 4-27-850 of the Arkansas Business Corporation Act contains detailed provisions for indemnification of directors and officers of Arkansas corporations against expenses, judgments, fines and settlements in connection with litigation. Article TWELFTH of the Company's Second Amended and Restated Articles of Incorporation, as amended, provides for indemnification of the directors and executive officers of the Company to the fullest extent legally permissible under the relevant provisions of the Arkansas Business Corporation Act. Additionally, the Company has in place directors' and officers' liability insurance coverage.

     Item 16.  Exhibits

          Number                   Description

          4.1 Company's Second Amended and Restated Articles of Incorporation, as amended
                         (incorporated  by  reference  to  Exhibit
                         3(i) to Form 10-Q for the quarterly period ended June 30, 1996).

          4.2 Company's By-Laws as currently in effect (incorporated by reference to Exhibit 3(d) to Form 10-K for the fiscal year ended December 31, 1991, as amended, in 0-9676).

          4.3            Rights    Agreement   (incorporated    by
                         reference to Exhibit  4 to Form 8-K dated
                         September 18, 1990, in 0-9676).

            5            Opinion  and Consent  of Friday, Eldredge
                         & Clark.

          23.1           Consent    of   Ernst    &   Young   LLP,
                         independent auditors.

          23.2           Consent  of  Friday,  Eldredge  &   Clark
                         (included in Exhibit 5).

          24             Powers of Attorney


     Item 17.  Undertakings

          The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

               (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by registrant pursuant to Section 13 or
          Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4. That, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions referred to in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on the 25th day of November, 1997.

                                   FIRST COMMERCIAL CORPORATION

                                   /s/ J. Lynn Wright

                                   J. Lynn Wright
                                   Chief Financial Officer


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 25th day of November, 1997.

           *
     -----------------             Chairman of the Board, Chief
     Barnett Grace                 Executive  Officer,   President
                                   and Director
                                   (Principal Executive Officer)

     /s/ J. Lynn Wright
     ------------------            Chief Financial Officer
     J. Lynn Wright                (Principal Financial and
                                   Accounting Officer)


           *
     ------------------            Director
     John W. Allison


           *
     ------------------            Director
     Truman Arnold


           *
     ------------------            Director
     William H. Bowen

           *
     ------------------            Director
     Peggy Clark

           *
     ------------------            Director
     Robert G. Cress

           *
     -------------------           Director
     Cecil W. Cupp, Jr.

           *
     -------------------           Director
     Wallace W. Fowler


           *
     -------------------            Director
     Edwin P. Henry


           *
     ----------------------        Director
     Frank D. Hickingbotham


           *
     ----------------------        Director
     Walter E. Hussman, Jr.


     -----------------------       Director
     Frederick E. Joyce, M.D.


           *
     -----------------------        Director
     Jack G. Justus


           *
     ------------------------       Director
     Michael W. Murphy


           *
     ------------------------       Director
     David Pryor


           *
     ------------------------       Director
     Wayne Pyeatt


           *
     ------------------------        Director
     Sam C. Sowell

           *
     ------------------------        Director
     Paul D. Tilley



     *By:/s/ Edwin P. Henry
         ---------------------
          Edwin P. Henry
          Attorney-in-Fact

     Edwin P. Henry, by signing his name hereto, does sign this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons, filed or to be filed with the Securities and Exchange Commission as supplemental information.

                           INDEX TO EXHIBITS


          Exhibit
          Number                   Description
          ------                   -----------

           4.1            Company's Second  Amended and
                          Restated     Articles     of
                          Incorporation,   as   amended
                          (incorporated by reference  to
                          Exhibit 3(i) to Form  10-Q for
                          the  quarterly   period  ended
                          June 30, 1996).

           4.2            Company's By-Laws as currently
                          in  effect  (incorporated   by
                          reference  to Exhibit  3(d) to
                          Form 10-K for the  fiscal year
                          ended  December  31, 1991,  as
                          amended, in 0-9676).

            4.3           Rights Agreement (incorporated
                          by reference to  Exhibit 4  to
                          Form  8-K dated  September 18,
                          1990, in 0-9676).

             5            Opinion and Consent of Friday,
                          Eldredge & Clark.

           23.1           Consent of Ernst &  Young LLP,
                          independent auditors.

           23.2           Consent of  Friday, Eldredge &
                          Clark (included in Exhibit 5).

           24             Powers of Attorney

                                                   EXHIBIT 5

                     FRIDAY, ELDREDGE & CLARK
                  2000 First Commercial Building
                     400 West Capitol Avenue
                Little Rock, Arkansas  72201-3493

                        November 25, 1997

          First Commercial Corporation
          400 West Capitol Avenue
          Little Rock, Arkansas  72201

          Ladies and Gentlemen:

               We refer to the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission on or about the date hereof by First Commercial Corporation (the "Company") for registration under the Securities Act of 1933, as amended (the "Act"), of 264,228 shares of the Company's common stock, $3.00 par value per share (the "Shares"), to be issued in a public offering by the Selling Shareholders.

               It is our opinion that all action necessary to register the Shares under the Act will have been taken when:

               a. The Registration Statement shall have become effective in accordance with the applicable provisions of the Act; and

               b. Appropriate action shall have been taken by the Board of Directors of the Company for the purpose of authorizing the registration of the Shares.

               It is our further opinion that the Shares are validly authorized, validly issued, fully paid and non-assessable. This opinion does not pass upon the matter of compliance with "Blue Sky" laws or similar laws relating to the sale or distribution of the Shares.

               We are members of the Arkansas Bar and do not hold ourselves out as experts on the laws of any other State.

               We hereby consent to the use of this opinion as an exhibit to the Registration Statement, as it may be amended, and consent to such references to our firm as are made therein.

                                   Very truly yours,

                                   /s/ FRIDAY, ELDREDGE & CLARK

                                        FRIDAY, ELDREDGE & CLARK
          JCR/bb

                                                      EXHIBIT 23.1

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


          We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-
          3) and related Prospectus of First Commercial Corporation for the registration of 264,228 shares of its common stock and to the incorporation by reference therein of our report dated January 30, 1997, with respect to the consolidated financial statements of First Commercial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


          Ernst & Young

          Little Rock, Arkansas
          November 24 1997

                                                        EXHIBIT 24
                              POWER OF ATTORNEY

               KNOW  ALL   MEN   BY  THESE   PRESENTS,  that   the
          undersigned constitutes and appoints Barnett Grace and Edwin P. Henry, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of First Commercial Corporation (the "Company") pertaining to the registration of up to 264,230 shares of the Company's Common Stock, $3.00 par value per share, to be offered by the Selling Shareholders described in the Registration Statement in a public offering and to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Date:  November 25, 1997

          /s/ Barnett Grace             /s/ John W. Allison
          ----------------------        ---------------------
          Barnett Grace                 John W. Allison
          Director                      Director

          /s/ Truman Arnold             /s/ William H. Bowen
          ----------------------        ----------------------
          Truman Arnold                 William H. Bowen
          Director                      Director

          /s/ Peggy Clark               /s/ Robert G. Cress
          ----------------------        -----------------------
          Peggy Clark                   Robert G. Cress
          Director                      Director

          /s/ Cecil W. Cupp, Jr.        /s/ Wallace W. Fowler
          -----------------------       -------------------------
          Cecil W. Cupp, Jr.            Wallace W. Fowler
          Director                      Director

          /s/ Edwin P. Henry            /s/ Frank D. Hickingbotham
          ------------------------      --------------------------
          Edwin P. Henry                Frank D. Hickingbotham
          Director                      Director

          /s/ Walter E. Hussman, Jr.
          --------------------------    --------------------------
          Walter E. Hussman, Jr.        Frederick E. Joyce, M.D.
          Director                      Director


          /s/ Jack G. Justus            /s/ Michael W. Murphy
          ---------------------------   --------------------------
          Jack G. Justus                Michael W. Murphy
          Director                      Director

          /s/ David Pryor               /s/ Wayne Pyeatt
          ---------------------------   --------------------------
          David Pryor                   Wayne Pyeatt
          Director                      Director

          /s/ Sam C. Sowell             /s/ Paul D. Tilley
          ---------------------------   ---------------------------
          Sam C. Sowell                 Paul D. Tilley
          Director                      Director